UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2014

EPIRUS BIOPHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51171	04-3514457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

699 Boylston Street
Eighth Floor
Boston, MA 02116
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 600-4313

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Hercules Loan and Security Agreement

On September 30, 2014, EPIRUS Biopharmaceuticals, Inc. (“Epirus” or the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Hercules Technology Growth Capital, Inc. (“Hercules”). Under the Loan Agreement, Hercules will provide the Company with access to two term loans in an aggregate principal amount of up to $15 million. The first term loan, of a principal amount of $7.5 million, was funded on October 1, 2014, and is repayable in monthly installments until April 1, 2018, including an initial interest-only period of 18 months after closing.  The second term loan, of a principal amount of up to $7.5 million, can be drawn down at the Company’s option at any time between September 30, 2014 and May 30, 2015, and interest and principal is repayable upon the same schedule as the repayment for the first term loan, including the same interest-only period. The interest-only period for both term loans may be extended at Epirus’ request to November 1, 2016 contingent upon the Company’s first patient being dosed in a pivotal clinical study of BOW015 (infliximab) for EU approval prior to May 1, 2016.  The Company may prepay all or part of the term loans at its election, provided that it will be required to pay a prepayment fee equal to 2.00% of the amount prepaid, if prepaid in the first 18 months following closing.  If the Company prepays all or part of the term loans 18 months or later following closing, there is no prepayment fee.

In connection with the loan, the Company paid a $135,000 facility charge to Hercules, as well Hercules’ fees and expenses necessary to finalize the loan documentation.

Under the terms of the Loan Agreement, the Company granted first priority liens and security interests in substantially all of the Company’s assets (excluding all of its intellectual property) as collateral for the obligations thereunder.

The Loan Agreement also contains representations and warranties by the Company and Hercules and indemnification provisions in favor of Hercules and customary covenants (including limitations on other indebtedness, liens, acquisitions, investments and dividends, but no financial covenants), and events of default (including payment defaults, breaches of covenants following any applicable cure period, a material impairment in the perfection or priority of Hercules’ security interest or in the collateral, and events relating to bankruptcy or insolvency).

Pursuant to the Loan Agreement, Hercules has the right to participate, in an amount of up to $1,000,000, in subsequent private placements of Epirus’ equity securities. Additionally, the Company has the right to pay up to $2,000,000 of principal through the issuance of its common stock. The right to pay a portion of the principal in common stock is subject to certain conditions as more fully described in the Loan Agreement.

In connection with the Loan Agreement, Epirus issued to Hercules a five-year warrant to purchase 64,194 shares of its common stock at an exercise price of $7.01 per share (the “Warrant”). The number of shares underlying the Warrant and the exercise price are subject to adjustment upon the occurrence of certain events, including a merger event, reclassification of shares, subdivision or combination of shares, or dividends as described in the Warrant.

The descriptions of the Loan Agreement and the Warrant contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of the Loan Agreement and the Warrant, including exhibits thereto, which are attached to this Current Report on Form 8-K as Exhibit 10.01 and Exhibit 4.01, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Warrant was issued in reliance on the exemption from registration provided for under Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Warrant Agreement, dated as of September 30, 2014, by and between the Company and Hercules Technology Growth Capital, Inc.
10.1	Loan and Security Agreement, dated as of September 30, 2014, by and between the Company and Hercules Technology Growth Capital, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIRUS BIOPHARMACEUTICALS, INC.

	By:	/s/ Amit Munshi
	Name:	Amit Munshi
	Title:	President and Chief Executive Officer

Date: October 3, 2014

EXHIBIT INDEX

Exhibit Number	Description

4.1	Warrant Agreement, dated as of September 30, 2014, by and between the Company and Hercules Technology Growth Capital, Inc.
10.1	Loan and Security Agreement, dated as of September 30, 2014, by and between the Company and Hercules Technology Growth Capital, Inc.